SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 31, 2013
Date of Report

(Date of Earliest Event Reported)

Commission File No. 000-54300

RELIABRAND INC.

(Exact name of Company as specified in its charter)

Nevada, USA	75-3260541
(State of Incorporation)	(IRS Employer Identification No.)

720 Evans Court, Suite 103, Kelowna, BC Canada V1X 6G4

(Address of principal executive offices)(Zip Code)

Company's telephone number, including area code: (778) 478-9997

Item 4.01 Changes in Registrant’s Certifying Accountant.

1.            Previous Independent Registered Public Accounting Firm.

On December 30, 2013, the Board of Directors of Reliabrand Inc. (the “Company”) dismissed its independent registered public accounting firm, Farber Hass Hurley LLP (“Farber Hass”).   On December 31, 2013, the Company approved the engagement Martinelli Mick PLLC (“Martinelli Mick”) as its new independent registered public accountants.

The reports of Farber Hass on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except as to a going concern qualification. During the fiscal years ended June 30, 2013 and 2012, and the subsequent interim period through December 30, 2013, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Farber Hass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Farber Hass’s satisfaction, would have caused Farber Hass to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Farber Hass with a copy of the disclosures made in this Current Report on Form 8-K and requested that Farber Hass furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Farber Hass is attached as Exhibit 16.1 hereto.

2.            New Independent Registered Public Accounting Firm.

On December 31, 2013, the Company engaged Martinelli Mick PLLC as its new independent certified public accounting firm to audit the Company’s financial statements for the fiscal year ended June 30, 2014.

During the fiscal years ended June 30, 2013 and 2012, and the subsequent interim period through December 30, 2013, neither the Company nor anyone on its behalf consulted with Martinelli Mick regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Martinelli Mick concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.      Financial Statements and Exhibits.

(d)     Exhibits.

16.1          Letter from Farber Hass Hurley LLP dated January 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABRAND INC.

January 7, 2014	/s/ Antal Markus

Antal Markus, CEO